SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C.  20549


	FORM 8-K


	CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 14, 2007

            TRANSTECH INDUSTRIES, INC.
(Exact name of registrant as specified in charter)


   Delaware                0-6512                22-1777533
(State or other          (Commission          (IRS. Employer
jurisdiction of          File Number)         Identification No.)
incorporation)

  200 Centennial Ave., Piscataway, N.J.                 08854
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code (732)981-0777

(Former name or former address, if changed
since last report.)                                Not applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act.

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.


							Page 1 of 5 pages

Item 8.01.  OTHER EVENTS.

Press Release

	The following is the text of the press release dated November 14, 2007 reporting Transtech Industries, Inc.'s results of operations for the quarter ended September 30, 2007.

	TRANSTECH INDUSTRIES, INC. REPORTS RESULTS
	FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007

	PISCATAWAY, N.J., November 14, 2007 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:TRTI) announced the results of operations for the three and nine month periods ended September 30, 2007. The Company's subsidiaries perform environmental services and generate electricity utilizing methane gas as fuel.

	Revenues for the electricity generation segment for the three months ended September 30, 2007 and 2006 were $189,000 and $110,000, respectively.
 The increase in revenue was due to an increase in both kilowatt hours generated and fee received. Gross revenues of the environmental services segment for the period in 2007 and 2006 were $209,000 and $334,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the three months ended September 30, 2007 and 2006 were $612,000 and $515,000, respectively. The net increase in costs was primarily due to an increase in professional fees and general operating expenses, and costs to relocate environmental operations into a new facility.

	Other income for the three months ended September 30, 2007 and 2006 was $210,000 and $224,000, respectively, which include proceeds from insurance claims of $56,000 and $89,000, respectively.

	Income tax benefit for the three months ended September 30, 2007 and 2006 was $42,000 and $69,000, respectively.

	Net loss for the three months ended September 30, 2007 was $171,000, or $.06 per share, versus a net loss of $112,000, or $.04 per share, for the period in 2006.

	Revenues for the electricity generation segment for the nine months ended September 30, 2007 and 2006 were $400,000 and $277,000, respectively.
 The increase in revenue was due to an increase in both kilowatts hours generated and fee received. Gross revenues of the environmental services segment for the period in 2007 and 2006 were $745,000 and $951,000, respectively. The environmental services in both periods were conducted on sites owned or leased by members of the consolidated group and therefore eliminated in the calculation of net revenues.

	The cost of operations for the nine months ended September 30, 2007 and 2006 were $1,815,000 and $1,720,000, respectively. The net increase in costs was primarily due to an increase in professional fees and general operating expenses, and costs to relocate environmental operations into a new facility.

	Other income for the nine months ended September 30, 2007 and 2006 was $460,000 and $1,006,000, respectively. Such amounts include proceeds from insurance claims of $56,000 and $435,000, respectively. Other income for 2006 includes $129,000 received in settlement of litigation regarding the Company's interest in a former partnership.

	Income tax benefit for the nine months ended September 30, 2007 and 2006 was $298,000 and $141,000, respectively.

	Net loss for the nine months ended September 30, 2007 was $657,000, or $.22 per share, versus a net loss of $296,000, or $.10 per share, for the period in 2006.

	The Company and certain subsidiaries previously participated in the waste recovery and waste management industries. The Company continues to incur administrative and legal expenses on matters related to its past participation in those industries. In addition, the Company may incur significant remediation and post-closure costs related to sites of past operations.

	The Company previously announced that the Planning Board of Deptford Township, New Jersey approved a study that concluded an area within the Township which includes approximately 364 acres of property owned by the Company is in need of redevelopment. The declaration of an area as a redevelopment zone under the laws of the State of New Jersey grants a municipality many options to achieve its objectives regarding the use of property within the zone. Municipalities may acquire property for redevelopment using their powers of eminent domain, compensating the property owner for its fair market value. The owner of property included within a zone may challenge the creation of the redevelopment area and/or the amount of compensation received for property. The declaration of a redevelopment zone requires the approval of the Township's governing body.
 The Township has informed the Company that it has not finalized its intentions with respect to the area, or if all or any of the Company's property will ultimately be included. The Company has objected to errors and mischaracterizations contained within the study, as well as its conclusion, and during September 2007 filed suit against the Planning Board seeking, among other remedies, to set aside the Planning Board's approval of the study.

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.

	Presented below are the unaudited consolidated balance sheet as of September 30, 2007 and comparative consolidated statements of operations for the three and nine months ended September 30, 2007 and 2006.

TRANSTECH INDUSTRIES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
As of September 30, 2007
(In $000's)

Assets
Cash and cash equivalents                             $   724
Marketable securities                                   3,626
Restricted escrow accounts                              1,012
Other current assets                                      538
   Total current assets                                 5,900
Restricted escrow accounts                              6,816
Other assets                                            2,190
   Total assets                                       $14,906

Liabilities and Stockholders' Equity
Total current liabilities                             $ 2,058
Income taxes payable                                      778
Accrued post-closure costs                              7,864
Other liabilities                                          20
Stockholders' equity                                    4,186
   Total Liabilities and Stockholders' Equity         $14,906

CONSOLIDATED STATEMENTS OF OPERATIONS
(In $000's, except per share data)

                                         For the Three Months
                                          Ended September 30,
                                        2007              2006
Gross Revenues                        $  398            $  444
Less: Eliminations                      (209)             (334)
Net Revenues                             189               110
Cost of Operations                      (612)             (515)
Other Income                             210               224
Income Tax Benefit                        42                69
Net Loss                              $ (171)           $ (112)

Loss per common share:
  Net loss                            $ (.06)           $ (.04)
Number of shares used in
  calculation                      2,979,190         2,979,190


                                          For the Nine Months
                                          Ended September 30,
                                        2007              2006
Gross Revenues                        $1,145            $1,228
Less: Eliminations                      (745)             (951)
Net Revenues                             400               277
Cost of Operations                    (1,815)           (1,720)
Other Income(a)                          460             1,006
Income Tax Benefit                       298               141
Net Loss                              $ (657)           $ (296)

Loss per common share:
  Net loss                            $ (.22)           $ (.10)
Number of shares used in
  calculation                      2,979,190         2,979,190

(a) Amounts for 2007 and 2006 include $56,000 and $435,000, respectively, of proceeds from insurance claims.



	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	TRANSTECH INDUSTRIES, INC.
	(Registrant)


	By: /s/ Andrew J. Mayer, Jr.
	   Andrew J. Mayer, Jr., Vice
	   President-Finance, Chief
	   Financial Officer and
	   Secretary

Dated:  November 14, 2007